SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Virgin America Inc.

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Alaska Air Group, Inc.

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Filed by Alaska Air Group, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Virgin America Inc.

Commission File No.: 001-36718

The following is an email sent by Brad Tilden, Chief Executive Officer of Alaska Air Group, Inc. (“Alaska Air Group”) and Alaska Airlines, Inc., to employees of Virgin America Inc. (“Virgin America”) on April 7, 2016.

Good morning,

By now, I’m sure you’ve all heard the news that the boards of directors of Virgin America and Alaska Airlines have approved a combination of our companies. I’m very much looking forward to meeting as many of you as I can, and I know the rest of our leadership team feels the same way. We want to hear first-hand how you’re feeling, and I understand we will have that opportunity with many of you at an All Hands meeting next Tuesday in San Francisco.

I thought it might be helpful to share with you a bit about why we are so interested in the incredible company that you have built. In just nine short years, you’ve created an airline with an extremely strong position at both LAX and SFO, which are the #1 and #3 airports in the country. Not only do you serve the key destinations out of those airports, you do it in a way that we deeply respect. Put simply, you operate on time, you provide a fantastic customer experience, and you bring low fares to the marketplace. We know from experience that this is an unbeatable combination. The fact that you’ve done all this and built a strong following in such a short time is truly impressive.

We’ve had the chance to get to know David Cush and a few other members of your management team over the past several months. They’ve told us a lot about the Virgin America culture and your obsession with bringing a superior experience to the airline’s customers. We’re eager to learn more. We feel greatly privileged to have this once-in-a-lifetime opportunity to look at what Virgin America does well, look at what Alaska does well, and adopt the practices that will best serve the needs of all of the people who depend on us once the combination is complete.

I’m not going to try to tell you a lot about Alaska in this email. I’m sure you’re talking with friends and colleagues and have no doubt learned some things about Alaska Airlines during your time in the industry. I might just say that the reason we are here and remain independent is because we share many of your values -- a fighting streak of independence, a focus on operating well, a deep commitment to our customers, and a belief that we are successful only by working together as a team.

I would like to share a couple of thoughts about the opportunities we see for the combined entity. While Alaska Airlines has many flights that serve California, our real strength for originating traffic is in Washington, Alaska, Oregon and, to a lesser degree, Hawaii. Those are the places from which we can take customers to the majority of places they need to go. On the other hand, you are very strong in California – a market which is three times the size of Alaska, Washington and Oregon combined. Today, Alaska Airlines serves only one of the top 10 destinations out of SFO (Seattle), while you fly to all ten. Together, we will have tremendous coverage of the West Coast and, in fact, have the #1 market share of anyone serving the West Coast.

Our vision for the future is not only to preserve the high level of customer service you have built, but to build upon this foundation of strength over time. Our goal is for our combined company to be the premier airline for people living anywhere on the West Coast. To do that, we’ll not only need to fly all over the U.S., but into neighboring countries as well. The moment this transaction closes, our combined network will have 114 destinations, more than 1,200 daily departures, 39 million customers and more than $7 billion in annual revenue. This combination instantly creates a stronger competitor, provides more stability for Teammates, and builds a robust foundation for further growth.

Many of you are wondering how your jobs might be affected. We don’t have all the answers, but let me tell you what we think. We do not expect any reductions for frontline employees (Pilots, InFlight Teammates, Guest Services Teammates and Maintenance Technicians). In fact, I expect we’ll see growth in these ranks. There likely will be overlap in some Headquarters and other management positions that will need to be addressed after the transaction closes, during the integration process. However, the bottom line is that many of the people who want to work at the combined airline should be able to find a role. We don’t know which yet, but it’s likely that some Headquarters jobs will move to Seattle after closing. While we don’t have all the details today, we are committed to communicating with you throughout this process when we have information to share.

I expect the months ahead will be both exciting and challenging. Our goal is to set a new industry standard for how integrations are done. The Alaska Airlines and Virgin America leadership teams are committed to a quick and successful transition once we have been approved to move forward, but we cannot let the integration distract us from our highest day-to-day priorities. Safety is our #1 responsibility, and I’ve asked Alaska Airlines employees to remain focused on running a safe operation as they serve our customers, and I am confident you will do the same.

We are all extremely excited about what the future holds. Both Virgin America and Alaska Airlines have bucked the industry by providing a better product and exceptional service. Together, we will be even stronger and will continue to do the great things we’ve done on a more national scale.

Alaska’s chief operating officer, Ben Minicucci, and I will be spending a lot of time visiting Virgin America employees in the coming weeks. I hope to get acquainted with you, learn how you’ve made Virgin America such a special airline, and get your thoughts on how we can ensure that our combined company will be a great place to work and a great airline to fly.

We look forward to seeing many of you next Tuesday.

Brad

Additional Information About the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Virgin America intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.

Participants in the Solicitation

Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Virgin America intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information about Alaska Airlines, Virgin America and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Virgin America and/or Alaska Airlines. Alaska Airlines and Virgin America caution readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the failure to obtain Virgin America stockholder approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others relating to Alaska Airlines and Virgin America are described in greater detail in their respective SEC filings, including (i) as to Alaska Airlines, Alaska Airlines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Airlines with the SEC after the date thereof, and (ii) as to Virgin America, Virgin America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Virgin America with the SEC after the date thereof. Alaska Airlines and Virgin America make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.